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                                                                   EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

         The following is a list of Solutia's subsidiaries as of December 31, 2004, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                             Percentage of
                                                              Voting Power
                                                               Owned by
                                                                Solutia
                                                             -------------

AMCIS AG.........................................................100%

CarboGen AG......................................................100%

CPFilms Inc......................................................100%

Monchem, Inc.....................................................100%

Monchem International, Inc. .....................................100%

Solchem Netherlands C.V..........................................100%

Solutia Europe S.A./N.V..........................................100%

Solutia Investments, LLC.........................................100%

Solutia Netherlands Holdings B.V.................................100%

Solutia Services International SCA/Comm, VA......................100%

Solutia Systems, Inc.............................................100%

Solutia U.K. Holdings Limited....................................100%

Solutia U.K. Investments Limited.................................100%

Solutia U.K. Limited.............................................100%